UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

September 8, 2005

Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-32340	34-1981408
(Commission File Number)	(IRS employer identification no.)

350 South Grand Ave, 43rd Floor

Los Angeles, CA 90071

(Address of principal executive offices) (Zip Code)

(323) 210-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Generally, our charter prohibits any person from owning, directly or indirectly, in excess of 9.8% of the outstanding shares of our capital stock. Our board of directors has authority to waive the 9.8% ownership limit if it determines that a person’s ownership in excess of that limitation does not jeopardize our status as a REIT for federal income tax purposes. Our board of directors approved a resolution permitting Hotchkis & Wiley Capital Management, LLC (“Hotchkis & Wiley”), one of our institutional investors, to acquire additional shares through open market purchases.

This waiver of our share ownership limitation, which was approved in response to a request from Hotchkis & Wiley, will permit Hotchkis & Wiley to acquire up to 15% of our shares. We entered into an Ownership Limit Waiver Agreement with Hotchkis & Wiley, dated as of September 8, 2005, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. The board of directors granted this waiver based upon certain representations of Hotchkis & Wiley that its share ownership will not cause us to fail to qualify as a REIT and will not limit other stockholders from purchasing shares up to the amount provided in our charter.

Item 9.01	Financial Statements and Exhibits

Exhibit:

99.1	Ownership Limit Waiver Agreement dated as of September 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/ Patrick D. Grosso
Patrick D. Grosso
Assistant Secretary

Dated: September 15, 2005